Exhibit 99.1

For Additional Information:

Bryan Giglia

Vice President – Corporate Finance

Sunstone Hotel Investors, Inc.

(949) 369-4236

SUNSTONE HOTEL INVESTORS REPORTS RESULTS FOR THIRD QUARTER 2009

Increases current cash position, including restricted cash, to $409.9 million

Executes on finance plan aimed at improving liquidity and reducing leverage

Evaluates hotel acquisition opportunities

SAN CLEMENTE, CA – November 4, 2009 – Sunstone Hotel Investors, Inc. (the “Company”) (NYSE: SHO) today announced results for the third quarter ended September 30, 2009.

All RevPAR and hotel EBITDA margin information presented reflect the 38 hotel portfolio on a pro forma basis, which excludes the W San Diego, which was conveyed to a receiver during the third quarter, and the Marriott Ontario Airport, which is in the process of being conveyed to a receiver.

Third Quarter 2009 Operational Results:

•	Total revenue was $176.0 million.

•	Total RevPAR was $101.78.

•	Loss attributable to common stockholders was $23.1 million.

•	Loss attributable to common stockholders per diluted share was $0.31.

•	Adjusted EBITDA was $40.1 million.

•	Adjusted FFO available to common stockholders was $10.3 million.

•	Adjusted FFO available to common stockholders per diluted share was $0.14.

•	Hotel EBITDA margin was 23.8%.

Art Buser, President and Chief Executive Officer, stated, “We continue to drive operational efficiencies throughout our portfolio resulting in impressive margin performance which we believe will enhance our operations for years to come. We also have executed on a number of finance initiatives designed to reduce corporate risk and provide capacity to capitalize on future opportunities. Going forward, we believe nimble, well-capitalized public lodging companies will have opportunities to create significant long-term shareholder value.”

SELECTED FINANCIAL DATA

($ in millions, except RevPAR and per share amounts)

(unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2009	2008	% Change		2009	2008	% Change
Total Revenue	$176.0	$220.1	(20.0)%		$536.7	$663.0	(19.0)%
Total RevPAR (1)	$101.78	$127.49	(20.2)%		$100.75	$125.43	(19.7)%
Income available (loss attributable) to common stockholders	$(23.1)	$4.4	(625.0)%		$(157.7)	$61.6	(356.0)%
Income available (loss attributable) to common stockholders per diluted share	$(0.31)	$0.09	(444.4)%		$(2.53)	$1.11	(327.9)%
EBITDA	$37.9	$68.5	(44.7)%		$27.8	$257.2	(89.2)%
Adjusted EBITDA	$40.1	$68.5	(41.5)%		$123.8	$215.1	(42.4)%
FFO available to common stockholders	$5.0	$36.5	(86.3)%		$(55.7)	$119.1	(146.8)%
Adjusted FFO available to common stockholders	$10.3	$36.5	(71.8)%		$31.0	$119.1	(74.0)%
FFO available to common stockholders per diluted share (2)	$0.07	$0.68	(89.7)%		$(0.89)	$1.99	(144.7)%
Adjusted FFO available to common stockholders per diluted share (2)	$0.14	$0.68	(79.4)%		$0.50	$1.99	(74.9)%
Hotel EBITDA margin (1)	23.8%	29.5%	(570	)bps	24.5%	29.5%	(500	)bps

(1)	Includes the 38 hotels we owned as of September 30, 2009, excluding the Marriott Ontario Airport reclassified as “Operations Held for Non-Sale Disposition” on our balance sheets and statements of operations, and the W San Diego reclassified as discontinued operations on our balance sheets and statements of operations.
(2)	Reflects Series C convertible preferred stock on an “as-converted” basis if such treatment is dilutive.

Contemporaneously with this press release, the Company has filed with the Securities and Exchange Commission its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009.

Disclosure regarding the non-GAAP financial measures in this release is included on pages 5 and 6. Disclosure regarding the Hotel EBITDA Margin is included on page 6 of this release. Reconciliations of non-GAAP financial measures to the most comparable GAAP measure for each of the periods presented are included on pages 9 and 10 of this release.

Transactions

Equity Offering. Subsequent to the end of the Company’s third quarter, the Company issued 23,000,000 shares of its common stock, including the underwriters’ over-allotment of 3,000,000 shares. Net proceeds from this offering of approximately $158.6 million were contributed to Sunstone Hotel Partnership LLC, a subsidiary, which will use the proceeds for working capital and other general corporate purposes, which may include hotel acquisitions.

Secured Finance Initiatives. The Company has initiated a secured debt restructuring program to proactively address value and cash flow deficits among certain of its mortgaged hotels. The primary goal of this program is to achieve benefits for the Company’s stockholders through loan amendments, or in certain cases, consensual transfers to the lenders of the hotel assets in full satisfaction of the debt. Loans within the Company’s secured debt restructuring program generally meet two criteria: (1) the hotel is not generating sufficient cash flow to cover debt service, and under the current terms of the mortgage, the hotel is not expected to generate sufficient cash flow for the foreseeable future, and (2) the present value of the hotel is significantly less than the principal amount of the applicable loan. The loans secured by such hotels, subject to customary exceptions, are non-recourse to the Company. As of September 30, 2009, five of the Company’s loans totaling $471.4 million are or have been subject to the Company’s secured debt restructuring program. Each of these five loans is discussed further below.

W San Diego. Effective September 30, 2009, possession and control of the W San Diego was transferred to a court-appointed receiver. In connection with this transfer, the Company deconsolidated this hotel and reclassified the assets and liabilities, including the $29.0 million hotel asset and the hotel’s $65.0 million mortgage indebtedness, to discontinued operations on its balance sheets. Additionally, the Company reclassified the W San Diego’s results of operations and cash flows to discontinued operations on its statements of operations and cash flows. Once title to the hotel is transferred, the Company will record a gain on extinguishment of debt, and the net assets and liabilities will be removed from the Company’s balance sheets.

Marriott Ontario Airport. In September 2009, the Company elected to cease the subsidization of debt service on the non-recourse mortgage for the Marriott Ontario Airport, which may result in a default under the non-recourse mortgage. The Company believes the value of this hotel is now significantly less than the principal amount of the mortgage. Prior to the time that the Company elected to discontinue subsidizing operating expenses at this hotel, the Company made several attempts to work with the special servicer handling the Marriott Ontario Airport loan to seek modification of the repayment terms. While the special servicer declined the Company’s request for a proposed modification of this loan, the lender was under no duty to agree to any such proposed modification. At this point, the Company does not expect further negotiation with the special servicer, and the Company is prepared to convey the hotel to the lender in lieu of repayment of the debt. In conjunction with this potential default, the Company has reclassified the assets, liabilities and results of operations of the Marriott Ontario Airport to “operations held for non-sale disposition” on its balance sheets, statements of operations and statements of cash flows. This hotel had a net book value of $16.6 million, and the amount of debt outstanding under the mortgage was $25.5 million at September 30, 2009.

Renaissance Westchester. In August 2009, the Company elected to cease the subsidization of debt service on the non-recourse mortgage for the Renaissance Westchester, which resulted in a default under the mortgage. The Company believes the value of this hotel is now significantly less than the principal amount of the mortgage. The Company continues to work with the special servicer responsible for the Renaissance Westchester loan towards reaching a modification of this loan, but the Company cannot provide any assurance that it will achieve such a result. Absent a modification, the Company may elect to surrender the hotel to the lender or cooperate with the lender’s appointment of a receiver. This hotel had a net book value of $25.0 million, and the amount of debt outstanding under the mortgage was $29.4 million at September 30, 2009.

Massachusetts Mutual Life Insurance Company. The Company currently is in discussions with Massachusetts Mutual Life Insurance Company, or Mass Mutual, to negotiate an amendment to a $246.3 million, 5.95% non-recourse mortgage loan that matures in 2011. The Company elected not to make the November 1 debt service payment on this loan, which is expected to result in a default under this loan. This loan is currently secured by 11 of the Company’s hotels, comprised of 2,587 rooms —Renaissance Atlanta Concourse; Hilton Huntington; Courtyard by Marriott Los Angeles; Residence Inn by Marriott Manhattan Beach; Marriott Provo; Kahler Inn & Suites Rochester; Marriott Rochester; Courtyard by Marriott San Diego (Old Town); Holiday Inn Downtown, San Diego; Holiday Inn Express San Diego (Old Town); and Marriott Salt Lake City (University Park). The Company is seeking an amendment to the terms of this loan because it believes that the present value of the hotels securing this loan is currently less than the outstanding principal amount of this loan. The Company cannot provide any assurances that it will be successful in its efforts to amend the terms of this loan. Absent an amendment, the Company may elect to surrender the hotels to the lender or cooperate with the lender’s appointment of a receiver. The 11 hotels securing this loan had a net book value including goodwill of $258.8 million at September 30, 2009.

Renaissance Baltimore. The Company is currently finalizing an amendment to the $105.2 million non-recourse mortgage loan secured by the Renaissance Baltimore. If executed, the amendment would result in the elimination of amortization on this loan for a period of up to 30 months. The Company anticipates executing this amendment during the fourth quarter.

Hotel Sales. On July 31, 2009, the Company sold the 202-room Hyatt Suites Atlanta Northwest for gross proceeds of $8.5 million, which equates to 22.7x projected 2009 EBITDA.

Hotel Acquisitions. The Company believes that the recent declines in demand for lodging and continuing capital constraints may lead to opportunities to acquire hotels at discount valuations. The Company is actively analyzing various potential hotel acquisition opportunities, with prioritization based on the following criteria:

•	Valuation: The Company is analyzing acquisition targets that are expected to trade at a discount relative to the Company’s current enterprise value per key and/or EBITDA multiple.

•

Value-Add: As the costs of construction, renovations, labor and materials have declined from peak levels, the Company is evaluating acquisitions where selective renovation/repositioning work add value.

•	Synergies: Economies of scale, ownership efficiencies, improved pricing power and staff sharing, may be realized by owning multiple hotels within the same market.

•	Outperforming Markets: The Company seeks to invest in strong locations within markets that are expected to outperform the U.S. average in terms of growth in lodging demand.

•	Pipeline: The Company is exploring preferred relationships with current owners of hotel real estate, who may look to divest of such real estate in the future.

While discount acquisition opportunities appear to be increasing in number, there can be no assurances that the Company will be successful in executing on its plan to acquire quality hotel assets at discount valuations.

Balance Sheet/Liquidity Update

Ken Cruse, Chief Financial Officer, stated, “We continue to proactively manage our balance sheet, and remain focused on creating long-term stockholder value. Through the successful execution of our various finance initiatives this year, we have positioned the Company to enter the next business cycle in a position of strength.”

As of September 30, 2009, the Company had approximately $251.3 million of cash and cash equivalents, including restricted cash of $48.7 million. Subsequent to September 30, 2009, the Company increased its cash position by approximately $158.6 million to approximately $409.9 million as net proceeds were received from the Company’s equity offering. As of September 30, 2009, the Company had no outstanding indebtedness under its $85.0 million credit facility, and had $3.1 million in outstanding irrevocable letters of credit backed by the credit facility. The Company continues to maintain a higher than historical cash balance in light of the ongoing economic downturn and for acquisition opportunities.

On September 30, 2009, excluding the Marriott Ontario Airport and the W San Diego, total assets were $2.5 billion, including $2.2 billion of net investments in hotel properties, total debt was $1.4 billion and stockholders’ equity was $0.9 billion.

Financial Covenants

The Company is subject to compliance with various covenants under its credit facility, its Series C preferred stock, and its 4.6% Exchangeable Senior Notes due 2027 (the “Senior Notes”). If the Company fails to meet certain of the credit facility’s covenants, a default may occur, which may result in a reduction in, or the complete elimination of, funds available under the credit facility. If the Company fails to meet certain financial covenants for four consecutive quarters with respect to the Company’s Series C preferred stock, a financial ratio violation will occur. As anticipated, as of September 30, 2009, the Company failed one of the financial covenants regarding its Series C preferred stock. If the Company remains out of compliance with this covenant for the next three quarters, a financial ratio violation will occur. If a financial ratio violation occurs, among other things, the Company would be restricted from paying dividends on its common stock, and would incur a 50 basis point per quarter dividend increase on the Series C preferred stock. Additionally, the Series C preferred stockholders would gain the right to appoint one board member. Unless operations improve from current levels, the Company believes it may incur a financial ratio violation with respect to its Series C preferred stock during the second half of 2010. In the event the Company were to default on indebtedness in excess of $300.0 million, and such default resulted in the acceleration of the maturity of such indebtedness, either the trustee or the holders of not less than 25% in principal amount of the outstanding Senior Notes may declare the Senior Notes and any unpaid interest due and payable. As of November 4, 2009, the only indebtedness currently in default and whose maturity has been accelerated is the $29.4 million non-recourse loan for the Renaissance Westchester.

Goodwill and Other Impairment Losses

During the third quarter of 2009, in light of the continuing economic turbulence, the Company determined that an intra-year impairment analysis should be performed as of September 30, 2009. In conjunction with this impairment evaluation, the Company determined that the goodwill associated with the Marriott Rochester may be impaired as of September 30, 2009, and, accordingly, the Company recorded an impairment loss of $2.2 million to goodwill and other impairment losses.

Hotel Renovations

During the third quarter of 2009, the Company invested $7.4 million in capital projects.

Dividend Update

On October 21, 2009, the Company’s board of directors declared a cash dividend of $0.50 per share payable to its Series A cumulative redeemable preferred stockholders and a cash dividend of $0.393 per share payable to its Series C cumulative convertible redeemable preferred stockholders. The dividends will be paid on January 15, 2010 to stockholders of record on December 31, 2009. No dividend was declared on the Company’s common stock.

The Company intends to make dividends on its stock in amounts equivalent to 100% of its annual taxable income. The level of any future dividends will be determined by the Company’s board of directors after considering taxable income projections, expected capital requirements, and risks affecting the Company’s business. In light of the Company’s intent to distribute 100% of its annual taxable income, future dividends may be reduced from past levels, or eliminated entirely. Dividends may be made in the form of cash or a combination of cash and stock consistent with Internal Revenue Code regulations.

Earnings Call

The Company will host a conference call to discuss third quarter results on November 4, 2009, at 2:00 p.m. PST. A live web cast of the call will be available via the Investor Relations section of the Company’s website at www.sunstonehotels.com. Alternatively, investors may dial 1-877-941-2927 (for domestic callers) or 1-480-629-9725 (for international callers) with passcode #4173224. A replay of the web cast will also be archived on the website.

About Sunstone Hotel Investors, Inc.

Sunstone Hotel Investors, Inc. is a lodging real estate investment trust (“REIT”) that, as of the date hereof, has interests in 40 hotels comprised of 14,006 rooms primarily in the upper-upscale segment operated under nationally recognized brands, such as Marriott, Hyatt, Fairmont and Hilton. For further information, please visit the Company’s website at www.sunstonehotels.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: volatility in the debt or equity markets affecting our ability to acquire or sell hotel assets; national and local economic and business conditions, including the likelihood of a prolonged U.S. recession; the ability to maintain sufficient liquidity and our access to capital markets; potential terrorist attacks, which would affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt and equity agreements; relationships with property managers and franchisors; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations, which influence or determine wages, prices, construction procedures and costs; our ability to identify, successfully compete for and complete acquisitions; the performance of hotels after they are acquired; necessary capital expenditures and our ability to fund them and complete them with minimum disruption; our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information in this release is as of November 4, 2009, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

This release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q. Copies of these reports are available on our website at www.sunstonehotels.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: (1) Earnings Before Interest Expense, Taxes, Depreciation and Amortization, or EBITDA; (2) Adjusted EBITDA (as defined below); (3) Funds From Operations, or FFO; (4) Adjusted FFO (as defined below); and (5) adjusted hotel EBITDA and hotel EBITDA margin for the purpose of our operating margins.

EBITDA represents income available to common stockholders excluding: (1) preferred stock dividends; (2) amortization of deferred stock compensation; (3) interest expense (including prepayment penalties, if any); (4) provision for income taxes, including income taxes applicable to sale of assets; and (5) depreciation and amortization. In addition, we have presented Adjusted EBITDA, which excludes: (1) the impact of any gain or loss from asset sales; (2) impairment charges; and (3) other adjustments we have identified in this release. We believe EBITDA and Adjusted EBITDA are useful to investors in evaluating our operating performance because these measures help investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense and preferred stock dividends) and our asset base (primarily depreciation and amortization) from our operating results. We also use EBITDA and Adjusted EBITDA as measures in determining the value of hotel acquisitions and dispositions. A reconciliation of income available to common stockholders to EBITDA and Adjusted EBITDA is set forth on page 9. A reconciliation and the components of adjusted hotel EBITDA and hotel EBITDA margin are set forth on page 10. We believe adjusted hotel EBITDA and hotel EBITDA margin are also useful to investors in evaluating our property-level operating performance.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group. The Board of Governors of NAREIT in its March 1995 White Paper (as clarified in November 1999 and April 2002) defines FFO to mean net income (loss) (computed in accordance with GAAP), excluding gains and losses from sales of property, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), and after adjustment for unconsolidated partnerships and joint ventures. We also present Adjusted FFO, which excludes prepayment penalties, written-off deferred financing costs, impairment losses and other adjustments we have identified in this release. We believe that the presentation of FFO and Adjusted FFO provide useful information to investors regarding our operating performance because they are measures of our operations without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of assets and certain other items which we believe are not indicative of the performance of our underlying hotel properties. We believe that these items are more representative of our asset base and our acquisition and disposition activities than our ongoing operations. We also use FFO as one measure in determining our results after taking into account the impact of our capital structure. A reconciliation of income available to common stockholders to FFO and Adjusted FFO is set forth on page 9.

We caution investors that amounts presented in accordance with our definitions of EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, adjusted hotel EBITDA and hotel EBITDA margin may not be comparable to similar measures disclosed by other companies, because not all companies calculate these non-GAAP measures in the same manner. EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, adjusted hotel EBITDA and hotel EBITDA margin should not be considered as an alternative measure of our net income (loss), operating performance, cash flow or liquidity. EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, adjusted hotel EBITDA and hotel EBITDA margin may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, adjusted hotel EBITDA and hotel EBITDA margin can enhance an investor’s understanding of our results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily a better indicator of any trend as compared to GAAP measures such as net income (loss) or cash flow from operations. In addition, you should be aware that adverse economic and market conditions may harm our cash flow.

Hotel EBITDA Margin Information

The revenue and expense items associated with the Company’s two commercial laundry facilities and the one hotel property held for non-sale disposition, any guaranty payments, and other miscellaneous non-hotel items have been shown below the adjusted hotel EBITDA line in presenting hotel EBITDA margins. Management believes the calculation of adjusted hotel EBITDA results in a more accurate presentation of hotel EBITDA margins of the Company’s portfolio of hotels. See page 10 for a reconciliation of adjusted hotel EBITDA to the comparable GAAP measure.

***Tables to Follow***

Mass Mutual 11 Asset Crossed Portfolio

(in thousands)

Full Year 2009 Forecast (1)
Total Revenue	$110,174
Net Loss	$(5,117)
Plus: Depreciation	14,514
Plus: Interest Expense	14,616
Plus: Penalties (2)	987

Adjusted Hotel EBITDA	25,000

Less: Interest Expense	(14,616)
Less: Penalties	(987)
Less: Amortization (3)	(23,037)
Less: FF&E Reserves	(4,407)

Portfolio Cash Flow	$(18,047)

(1)	Pro forma for full year amortization and penalties.
(2)	Assumes full-year of yield maintenance payments on excess amortization.
(3)	Assumes full-year of amortization payments.

Hyatt Suites Atlanta Northwest

(in thousands)

Full Year 2009 Forecast
Total Revenue	$5,841
Net Loss	$(525)
Plus: Depreciation	900

Adjusted Hotel EBITDA	$375

Sunstone Hotel Investors, Inc.

Consolidated Balance Sheets

(In thousands, except share data)

	September 30, 2009	December 31, 2008
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$202,578	$176,748
Restricted cash	48,685	40,105
Accounts receivable, net	24,674	34,119
Due from affiliates	79	109
Inventories	2,560	2,731
Prepaid expenses	8,724	7,199
Investment in hotel properties of discontinued operations, net	—	169,848
Investment in hotel property of operations held for non-sale disposition, net	16,597	—
Other current assets of discontinued operations, net	—	4,790
Other current assets of operations held for non-sale disposition, net	1,724	847

Total current assets	305,621	436,496
Investment in hotel properties, net	2,155,052	2,256,962
Investment in hotel property of operations held for non-sale disposition, net	—	26,001
Other real estate, net	14,117	14,640
Investments in unconsolidated joint ventures	25,948	28,770
Deferred financing costs, net	8,405	11,200
Goodwill	6,450	13,404
Other assets, net	12,220	18,138

Total assets	$2,527,813	$2,805,611

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$22,623	$16,798
Accrued payroll and employee benefits	8,429	8,096
Due to Interstate SHP	13,150	15,163
Dividends payable	5,137	12,499
Other current liabilities	30,361	29,890
Current portion of notes payable	288,863	12,452
Current portion of note payable of operations held for non-sale disposition	25,547	550
Other current liabilities of discontinued operations, net	35,428	70,100
Other current liabilities of operations held for non-sale disposition	969	911

Total current liabilities	430,507	166,459
Notes payable, less current portion	1,131,188	1,592,850
Note payable, less current portion of operations held for non-sale disposition	—	25,406
Other liabilities	6,496	6,388

Total liabilities	1,568,191	1,791,103
Commitments and contingencies	—	—
Preferred stock, Series C Cumulative Convertible Redeemable Preferred Stock, $0.01 par value, 4,102,564 shares authorized, issued and outstanding at September 30, 2009 and December 31, 2008, liquidation preference of $24.375 per share	99,846	99,696
Stockholders’ equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized. 8.0% Series A Cumulative Redeemable Preferred Stock, 7,050,000 shares issued and outstanding at September 30, 2009 and December 31, 2008, stated at liquidation preference of $25.00 per share	176,250	176,250
Common stock, $0.01 par value, 500,000,000 shares authorized, 73,861,385 shares issued and outstanding at September 30, 2009 and 47,864,654 shares issued and outstanding at December 31, 2008	739	479
Additional paid in capital	960,089	829,274
Retained earnings	119,016	260,659
Cumulative dividends	(392,390)	(347,922)
Accumulated other comprehensive loss	(3,928)	(3,928)

Total stockholders’ equity	859,776	914,812

Total liabilities and stockholders’ equity	$2,527,813	$2,805,611

Sunstone Hotel Investors, Inc.

Unaudited Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenues
Room	$119,177	$149,192	$351,550	$438,332
Food and beverage	40,715	52,610	136,180	168,839
Other operating	13,853	14,983	41,353	44,289
Total revenues of operations held for non-sale disposition	2,271	3,352	7,649	11,507

Total revenues	176,016	220,137	536,732	662,967

Operating expenses
Room	29,118	31,977	84,005	94,628
Food and beverage	31,958	39,654	100,735	122,693
Other operating	7,222	8,146	21,797	24,283
Advertising and promotion	9,740	11,102	31,336	34,271
Repairs and maintenance	7,534	8,243	23,086	24,839
Utilities	7,768	9,455	22,598	25,629
Franchise costs	6,833	8,522	19,494	23,703
Property tax, ground lease and insurance	12,272	11,880	36,103	37,266
Property general and administrative	20,153	24,414	61,907	73,447
Corporate overhead	4,340	5,122	14,929	17,031
Depreciation and amortization	26,511	26,399	80,391	79,726
Total operating expenses of operations held for non-sale disposition	2,324	3,032	7,564	9,776
Goodwill and other impairment losses	2,209	—	64,045	—
Impairment loss of operations held for non-sale disposition	—	—	8,857	—

Total operating expenses	167,982	187,946	576,847	567,292

Operating income (loss)	8,034	32,191	(40,115)	95,675
Equity in net losses of unconsolidated joint ventures	(515)	(23)	(2,616)	(1,545)
Interest and other income	240	1,365	1,116	3,044
Interest expense	(24,467)	(24,216)	(70,516)	(72,259)
Interest expense of operations held for non-sale disposition	(375)	(361)	(1,074)	(1,079)
Gain (loss) on extinguishment of debt	(20)	—	54,559	—

Income (loss) from continuing operations	(17,103)	8,956	(58,646)	23,836
Income (loss) from discontinued operations	(845)	963	(82,997)	54,631

Net income (loss)	(17,948)	9,919	(141,643)	78,467
Dividends paid on unvested restricted stock compensation	—	(278)	(447)	(741)
Preferred stock dividends and accretion	(5,187)	(5,233)	(15,562)	(15,697)
Undistributed income allocated to unvested restricted stock compensation	—	—	—	(69)
Undistributed income allocated to Series C preferred stock	—	—	—	(355)

Income available (loss attributable) to common stockholders	$(23,135)	$4,408	$(157,652)	$61,605

Basic per share amounts:
Income (loss) from continuing operations available (attributable) to common stockholders	$(0.30)	$0.07	$(1.20)	$0.13
Income (loss) from discontinued operations	(0.01)	0.02	(1.33)	0.98

Basic income available (loss attributable) to common stockholders per common share	$(0.31)	$0.09	$(2.53)	$1.11

Diluted per share amounts:
Income (loss) from continuing operations available (attributable) to common stockholders	$(0.30)	$0.07	$(1.20)	$0.13
Income (loss) from discontinued operations	(0.01)	0.02	(1.33)	0.98

Diluted income available (loss attributable) to common stockholders per common share	$(0.31)	$0.09	$(2.53)	$1.11

Weighted average common shares outstanding:
Basic	73,857	49,878	62,382	55,573

Diluted	73,857	49,950	62,382	55,652

Dividends declared per common share	$—	$0.35	$—	$1.05

Sunstone Hotel Investors, Inc.

Reconciliation of Income Available (Loss Attributable) to Common Stockholders to Non-GAAP Financial Measures

(Unaudited and in thousands except per share amounts)

Reconciliation of Income Available (Loss Attributable) to Common Stockholders to EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Income available (loss attributable) to common stockholders	$(23,135)	$4,408	$(157,652)	$61,605
Dividends paid on unvested restricted stock compensation	—	278	447	741
Series A and C preferred stock dividends	5,187	5,233	15,562	15,697
Undistributed income allocated to unvested restricted stock compensation	—	—	—	69
Undistributed income allocated to Series C preferred stock	—	—	—	355
Amortization of deferred stock compensation	938	1,117	3,286	3,255
Continuing operations:
Depreciation and amortization	26,511	26,399	80,391	79,726
Interest expense	20,492	22,895	64,010	68,387
Amortization of deferred financing fees	718	431	1,626	1,257
Write-off of deferred financing fees	—	—	284	—
Loan penalties and fees	3,020	—	3,020	—
Non-cash interest related to discount on Senior Notes	237	890	1,576	2,615
Unconsolidated joint ventures:
Depreciation and amortization	1,306	1,271	3,860	3,808
Interest expense	638	1,214	1,986	3,971
Amortization of deferred financing fees	45	328	137	1,053
Amortization of deferred stock compensation	12	13	28	77
Operations held for non-sale disposition:
Depreciation and amortization	202	301	814	906
Interest expense	349	356	1,041	1,067
Amortization of deferred financing fees	4	5	11	12
Loan penalties and fees	22	—	22	—
Discontinued operations:
Depreciation and amortization	314	2,344	4,298	9,559
Interest expense	1,021	1,021	3,028	3,040
Amortization of deferred financing fees	2	2	7	7
Loan penalties and fees	51	—	51	—

EBITDA	37,934	68,506	27,833	257,207

(Gain) loss on sale of assets	(18)	—	12,698	(42,108)
(Gain) loss on extinguishment of debt	20	—	(54,559)	—
Impairment loss - continuing operations	2,209	—	64,045	—
Impairment loss - operations held for non-sale disposition	—	—	8,857	—
Impairment loss - discontinued operations	—	—	64,964	—

	2,211	—	96,005	(42,108)

Adjusted EBITDA	$40,145	$68,506	$123,838	$215,099

Reconciliation of Income Available (Loss Attributable) to Common Stockholders to FFO and Adjusted FFO

Income available (loss attributable) to common stockholders	$(23,135)	$4,408	$(157,652)	$61,605
Dividends paid on unvested restricted stock compensation	—	278	447	741
Series C preferred stock dividends	—	1,708	—	5,122
Undistributed income allocated to unvested restricted stock compensation	—	—	—	69
Undistributed income allocated to Series C preferred stock	—	—	—	355
Real estate depreciation and amortization - continuing operations	26,367	26,211	79,930	79,090
Real estate depreciation and amortization - operations held for non-sale disposition	202	301	814	906
Real estate depreciation and amortization - unconsolidated joint ventures	1,288	1,259	3,806	3,784
Real estate depreciation and amortization - discontinued operations	314	2,344	4,298	9,559
(Gain) loss on sale of assets	(18)	—	12,698	(42,108)

FFO available to common stockholders	5,018	36,509	(55,659)	119,123

Continuing operations:
Write-off of deferred financing fees	—	—	284	—
Loan penalties and fees	3,020	—	3,020	—
Operations held for non-sale disposition:
Loan penalties and fees	22	—	22	—
Discontinued operations:
Loan penalties and fees	51	—	51	—
(Gain) loss on extinguishment of debt	20	—	(54,559)	—
Impairment loss - continuing operations	2,209	—	64,045	—
Impairment loss - operations held for non-sale disposition	—	—	8,857	—
Impairment loss - discontinued operations	—	—	64,964	—

	5,322	—	86,684	—

Adjusted FFO available to common stockholders	$10,340	$36,509	$31,025	$119,123

FFO available to common stockholders per diluted share	$0.07	$0.68	$(0.89)	$1.99

Adjusted FFO available to common stockholders per diluted share	$0.14	$0.68	$0.50	$1.99

Diluted weighted average shares outstanding before adjustments for Series C preferred stock	73,929	49,950	62,382	55,652
Shares associated with Series C preferred stock	—	4,103	—	4,103

Diluted weighted average shares outstanding (1)	73,929	54,053	62,382	59,755

2008 restated due to stock dividend (2):
FFO available to common stockholders per diluted share		$0.61		$1.83

Adjusted FFO available to common stockholders per diluted share		$0.61		$1.83

Diluted weighted average shares outstanding		59,497		64,941

(1)	Diluted weighted average shares outstanding includes the Series C convertible preferred stock on an “as-converted” basis if such treatment is dilutive.
(2)	Diluted weighted average common shares and per share FFO and Adjusted FFO for the three and nine months ended September 30, 2008 have been retroactively adjusted for the effect of shares of common stock issued pursuant to the stock dividend paid in January 2009 on an “as-converted” basis for the Series C convertible preferred stock.

Sunstone Hotel Investors, Inc.

Hotel EBITDA Margins

(Unaudited and in thousands except hotels and rooms)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009 (1)	2008 (1)	2009 (1)	2008 (1)
Number of Hotels	38	38	38	38
Number of Rooms	13,247	13,247	13,247	13,247

Hotel EBITDA margin (2)	23.8%	29.5%	24.5%	29.5%

Hotel Revenues
Room revenue	$119,177	$149,192	$351,550	$438,332
Food and beverage revenue	40,715	52,610	136,180	168,839
Other operating revenue	9,817	11,016	29,484	32,508

Total Hotel Revenues	169,709	212,818	517,214	639,679
Hotel Expenses
Room expense	29,411	32,245	84,751	95,377
Food and beverage expense	31,972	39,666	100,770	122,730
Other hotel expense	48,169	54,097	144,211	160,787
General and administrative expense	19,702	23,996	60,571	72,153

Total Hotel Expenses	129,254	150,004	390,303	451,047
Adjusted Hotel EBITDA	40,455	62,814	126,911	188,632
Marriott Ontario Airport:
Total revenues of operations held for non-sale disposition	2,271	3,352	7,649	11,507
Total operating expenses of operations held for non-sale disposition	(2,324)	(3,032)	(7,564)	(9,776)
Impairment loss of operations held for non-sale disposition	—	—	(8,857)	—
Non-hotel operating income	692	578	1,985	1,600
Prior year property tax supplementals and credits, net	—	—	(874)	469
Corporate overhead	(4,340)	(5,122)	(14,929)	(17,031)
Depreciation and amortization	(26,511)	(26,399)	(80,391)	(79,726)
Goodwill and other impairment losses	(2,209)	—	(64,045)	—

Operating Income (Loss)	8,034	32,191	(40,115)	95,675
Equity in net losses of unconsolidated joint ventures	(515)	(23)	(2,616)	(1,545)
Interest and other income	240	1,365	1,116	3,044
Interest expense	(24,467)	(24,216)	(70,516)	(72,259)
Interest expense of operations held for non-sale disposition	(375)	(361)	(1,074)	(1,079)
Gain (loss) on extinguishment of debt	(20)	—	54,559	—
Income (loss) from discontinued operations	(845)	963	(82,997)	54,631

Net Income (Loss)	$(17,948)	$9,919	$(141,643)	$78,467

(1)	Represents our ownership results for the 38 hotels we owned as of the end of the period, excluding the Marriott Ontario Airport, reclassified as “Operations Held for Non-Sale Disposition” on our balance sheets and statements of operations, and the W San Diego, reclassified as discontinued operations on our balance sheets and statements of operations.
(2)	Hotel EBITDA margin is calculated as adjusted hotel EBITDA divided by total hotel revenues.

Sunstone Hotel Investors, Inc.

Operating Statistics by Region

(Unaudited)

			Three Months Ended September 30, 2009			Three Months Ended September 30, 2008			Percent Change in Comparable RevPAR
Region	Number of Hotels	Number of Rooms	Occupancy Percentages	Average Daily Rate	Comparable RevPAR	Occupancy Percentages	Average Daily Rate	Comparable RevPAR
California (1)	13	3,680	80.9%	$123.38	$99.81	83.4%	$151.24	$126.13	-20.9%
Other West (2)	7	2,123	66.8%	107.67	71.92	78.9%	117.66	92.83	-22.5%
Midwest (3)	7	2,177	73.5%	124.74	91.68	74.1%	148.82	110.28	-16.9%
Middle Atlantic (4)	9	4,099	74.9%	178.07	133.37	80.5%	207.61	167.13	-20.2%
South (5)	2	1,168	71.6%	105.57	75.59	76.1%	123.87	94.27	-19.8%

Total	38	13,247	74.7%	$136.25	$101.78	79.6%	$160.16	$127.49	-20.2%

			Nine Months Ended September 30, 2009			Nine Months Ended September 30, 2008			Percent Change in Comparable RevPAR
Region	Number of Hotels	Number of Rooms	Occupancy Percentages	Average Daily Rate	Comparable RevPAR	Occupancy Percentages	Average Daily Rate	Comparable RevPAR
California (1)	13	3,680	75.2%	$126.37	$95.03	81.5%	$150.58	$122.72	-22.6%
Other West (2)	7	2,123	66.4%	114.29	75.89	77.7%	120.66	93.75	-19.1%
Midwest (3)	7	2,177	64.9%	127.60	82.81	69.1%	146.34	101.12	-18.1%
Middle Atlantic (4)	9	4,099	71.7%	185.15	132.75	76.6%	210.70	161.40	-17.8%
South (5)	2	1,168	71.0%	127.48	90.51	78.3%	148.77	116.49	-22.3%

Total	38	13,247	70.6%	$142.70	$100.75	77.1%	$162.69	$125.43	-19.7%

(1)	Does not include the Marriott Ontario Airport, reclassified as “Operations Held for Non-Sale Disposition” on our balance sheets and statements of operations, and the W San Diego, reclassified as discontinued operations on our balance sheets and statements of operations.
(2)	Includes Oregon, Texas and Utah.
(3)	Includes Illinois, Michigan and Minnesota.
(4)	Includes Maryland, Massachusetts, New York, Pennsylvania, Virginia and District of Columbia.
(5)	Includes Florida and Georgia.

Sunstone Hotel Investors, Inc.

Operating Statistics by Brand

(Unaudited)

			Three Months Ended September 30, 2009			Three Months Ended September 30, 2008			Percent Change in Comparable RevPAR
Brand	Number of Hotels	Number of Rooms	Occupancy Percentages	Average Daily Rate	Comparable RevPAR	Occupancy Percentages	Average Daily Rate	Comparable RevPAR
Marriott (1)	23	8,221	73.4%	$135.78	$99.66	79.1%	$155.09	$122.68	-18.8%
Hilton	7	2,435	76.7%	168.24	129.04	82.9%	207.72	172.20	-25.1%
InterContinental	2	345	86.7%	99.39	86.17	74.4%	130.60	97.17	-11.3%
Hyatt	1	403	82.8%	129.78	107.46	85.6%	164.33	140.67	-23.6%
Other Brand Affiliations (2)	2	647	76.9%	115.82	89.07	82.7%	146.57	121.21	-26.5%
Independent	3	1,196	72.1%	97.15	70.05	74.0%	101.79	75.32	-7.0%

Total	38	13,247	74.7%	$136.25	$101.78	79.6%	$160.16	$127.49	-20.2%

			Nine Months Ended September 30, 2009			Nine Months Ended September 30, 2008			Percent Change in Comparable RevPAR
Brand	Number of Hotels	Number of Rooms	Occupancy Percentages	Average Daily Rate	Comparable RevPAR	Occupancy Percentages	Average Daily Rate	Comparable RevPAR
Marriott (1)	23	8,221	70.3%	$146.38	$102.91	76.9%	$162.34	$124.84	-17.6%
Hilton	7	2,435	72.1%	163.75	118.06	80.4%	198.31	159.44	-26.0%
InterContinental	2	345	76.2%	103.47	78.84	73.0%	131.65	96.10	-18.0%
Hyatt	1	403	74.5%	125.67	93.62	81.3%	154.26	125.41	-25.3%
Other Brand Affiliations (2)	2	647	73.3%	124.30	91.11	81.1%	149.59	121.32	-24.9%
Independent	3	1,196	64.7%	100.18	64.82	68.7%	101.76	69.91	-7.3%

Total	38	13,247	70.6%	$142.70	$100.75	77.1%	$162.69	$125.43	-19.7%

(1)	Does not include the Marriott Ontario Airport, reclassified as “Operations Held for Non-Sale Disposition” on our balance sheets and statements of operations.
(2)	Includes a Fairmont and a Sheraton. Does not include the W San Diego, reclassified as discontinued operations on our balance sheets and statements of operations.

Sunstone Hotel Investors, Inc.

Debt Summary

(Unaudited - dollars in thousands)

Debt	Collateral	Interest Rate / Spread	Maturity Date	September 30, 2009 Balance	Recent Events (1)	November 4, 2009 Balance
Fixed Rate Debt
Secured Mortgage Debt	Hilton Times Square	5.92%	12/1/2010	$81,000		$81,000
Secured Mortgage Debt (2)	11 Hotels	5.95%	5/1/2011	246,342		246,342
Secured Mortgage Debt	Renaissance Long Beach	4.98%	7/1/2012	34,186		34,186
Secured Mortgage Debt	Renaissance Westchester	4.98%	7/1/2012	29,352		29,352
Secured Mortgage Debt	Rochester laundry facility	9.88%	6/1/2013	3,533		3,533
Secured Mortgage Debt	Doubletree Minneapolis	5.34%	5/1/2015	18,130		18,130
Secured Mortgage Debt	Hilton Del Mar	5.34%	5/1/2015	26,292		26,292
Secured Mortgage Debt	Marriott Houston	5.34%	5/1/2015	24,135		24,135
Secured Mortgage Debt	Marriott Ontario Airport	5.34%	5/1/2015	25,547		25,547
Secured Mortgage Debt	Marriott Park City	5.34%	5/1/2015	15,733		15,733
Secured Mortgage Debt	Marriott Philadelphia	5.34%	5/1/2015	28,507		28,507
Secured Mortgage Debt	Marriott Troy	5.34%	5/1/2015	36,908		36,908
Secured Mortgage Debt	Marriott Tysons Corner	5.34%	5/1/2015	47,095		47,095
Secured Mortgage Debt	The Kahler Grand	5.34%	5/1/2015	29,032		29,032
Secured Mortgage Debt	Valley River Inn	5.34%	5/1/2015	12,115		12,115
Secured Mortgage Debt	Renaissance Harborplace	5.13%	1/1/2016	105,241		105,241
Secured Mortgage Debt	Marriott Del Mar	5.69%	1/11/2016	48,000		48,000
Secured Mortgage Debt	Hilton Houston North	5.66%	3/11/2016	33,802		33,802
Secured Mortgage Debt	Renaissance Orlando Resort at Sea World®	5.52%	7/1/2016	86,125		86,125
Secured Mortgage Debt	Embassy Suites Chicago	5.58%	3/1/2017	75,000		75,000
Secured Mortgage Debt	Marriott Boston Long Wharf	5.58%	4/11/2017	176,000		176,000
Secured Mortgage Debt	Embassy Suites La Jolla	6.60%	6/1/2019	70,000		70,000
Secured Mortgage Debt	Renaissance Washington DC	5.95%	5/1/2021	134,453		134,453
Exchangeable Senior Notes	Guaranty	4.60%	7/15/2027	62,500		62,500

Total Fixed Rate Debt				1,449,028		1,449,028
Credit Facility	5 Hotels	L + 3.75% - 5.25%	7/17/2011	—		—

TOTAL DEBT				$1,449,028	$—	$1,449,028

Preferred Stock
Series A cumulative redeemable preferred		8.00%	perpetual	$176,250	$—	$176,250

Series C cumulative convertible redeemable preferred		6.45%	perpetual	$100,000	$—	$100,000

Debt Statistics
% Fixed Rate Debt				100.0%		100.0%
% Floating Rate Debt				0.0%		0.0%
Average Interest Rate				5.61%		5.61%
Weighted Average Maturity of Debt (includes amounts outstanding on the Credit Facility) (3)				6.3 years		6.3 years

(1)	Reflects net additional draws and repayments on our credit facility.
(2)	Cross-collateralized loan with life insurance company.
(3)	Assumes the exchangeable senior notes remain outstanding to maturity. If the exchangeable senior notes were redeemed upon the first call date, the weighted average maturity would be approximately 6 years.